UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Focus Enhancements, Inc.
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FOCUS ENHANCEMENTS, INC.
1370 Dell Avenue
Campbell, California 95008
(408) 866-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 17, 2006

To Our Stockholders:

The Annual Meeting of Stockholders of Focus Enhancements, Inc. (“Focus”), a Delaware corporation, will be held at 1370 Dell Ave., Campbell, California 95008, on November 17, 2006 at 2:00 p.m., local time.

At our meeting, we will ask you to vote on the following matters:

1.     Election of Directors.  You will have the opportunity to elect two (2) members of the Board of Directors for terms of three years. The following persons are current members of the Board of Directors, and they are our nominees for re-election:

Name	Age	Term to Expire
William B. Coldrick	64	2009
Michael L. D’Addio	62	2009

2.     Amend Focus’ Certificate of Incorporation. You will be asked to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 150,000,000.

3.     Approve an Amendment to Focus’ 2004 Incentive Stock Plan. You will be asked to approve an amendment to Section 2 of our 2004 Incentive Stock Plan whereby the number of shares of common stock reserved for issuance of restricted stock and upon exercise of options is increased from 2,452,000 to 4,952,000.

4.     Ratification of the selection of Independent Registered Public Accounting Firm.  You will be asked to ratify the selection of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

5.     Other Business.  If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters too.

If you were a stockholder as of the close of business on September 27, 2006, you are entitled to vote at the annual meeting of stockholders.

We cordially invite all stockholders to attend the meeting in person.  To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may revoke your proxy and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Gary L. Williams, Secretary
October 2, 2006

Focus Enhancements, Inc.

1370 Dell Avenue
Campbell, California  95008

PROXY STATEMENT

For the
Annual Meeting of Stockholders
to be held on November 17, 2006

GENERAL INFORMATION

This proxy statement contains information about the Focus Enhancements’ (“Focus” or the “Company”) Annual Meeting of Stockholders to be held at 1370 Dell Ave., Campbell, California 95008, on Friday, November 17, 2006 at 2:00 p.m. local time and at any postponements or adjournments of the meeting.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at Focus’ annual meeting of stockholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about October 2, 2006 to all stockholders entitled to vote.  The record date for those entitled to vote is September 27, 2006. On September 27, 2006, there were outstanding 70,227,406 shares of our common stock, 2,744 shares of our Series B Preferred Stock and 417 shares of our Series C Preferred Stock, all of which were entitled to vote.

Our Annual Report for the fiscal year ended December 31, 2005 on Form 10-K and Quarterly Report for the period June 30, 2006 on Form 10-Q, as filed previously filed with the Securities and Exchange Commission (the “SEC”), accompany this proxy statement.

What constitutes a quorum?

To establish a quorum at the annual meeting, a majority of the shares of our common stock and Series B and Series C Preferred Stock voting as a single class outstanding on the record date must be present either in person or by proxy.  Focus will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting.

What vote is required for each proposal?

•                  Proposal 1: Election of Directors. The two nominees for director who receive the most votes cast by holders of our common stock and Series B and Series C Preferred Stock, voting as a single class at the annual meeting, will be elected.

•                  Proposal 2: Amendment to the Certificate of Incorporation. The affirmative vote of (i) the holders of a majority of the outstanding  shares of our common stock and preferred stock (voting on an as-converted to common stock basis) outstanding as of the record date, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the outstanding shares of our common stock voting as a separate class  is required to adopt the proposal to amend Focus’ Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

•                  Proposal 3: Amendment to the 2004 Incentive Stock Plan. The affirmative vote of a majority of the votes cast at the Focus annual meeting date is required to adopt the proposal to amend the 2004 Incentive Stock Plan (the “Plan”) to increase the number of shares reserved for issuance of restricted stock and upon exercise of options granted thereunder from 2,452,000 to 4,952,000 shares.

•                  Proposal 4: Ratification of the selection of Independent Registered Public Accounting Firm. Current law does not require stockholder ratification of the selection of Burr, Pilger & Mayer, LLP as Focus’ independent registered public accounting firm.  However, we are submitting the selection of Burr, Pilger & Mayer, LLP to you for ratification as a matter of good corporate practice.  If you fail to ratify the selection by a majority of the votes cast, we will reconsider whether to retain Burr, Pilger & Mayer, LLP.  Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent registered public accounting firms at any time during the year if we determine that such a change would be in the best interests of Focus and its stockholders.

•                  Voting Shares Held by Brokers, Banks and Other Nominees.  If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of our common stock.  In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the “nominee holder” of your shares.  We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name.  Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holders.

•                  Effect of an Abstention and Broker Non-Votes.  A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum.  Except for Proposal 2, abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals.  Because the approval of a majority of the outstanding shares is required for Proposal No. 2, broker non-votes have the same effect as voting against Proposal 2. Abstentions will have the same effect as a vote against all proposals other than the election of directors. If a broker indicates on the enclosed proxy card or its substitute that it does not have discretionary authority to vote on a particular matter as to certain shares (“broker non-votes”), those shares will be considered as represented for purposes of determining a quorum. Under applicable rules, brokers will not have discretionary authority with respect to Proposal Number 3, the proposal relating to the 2004 Incentive Stock Plan.

What are the recommendations of the board of directors?

The Board of Directors of Focus has unanimously approved all of the proposals we are submitting to you:

•                  Election of the named nominees for director;

•                  Amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock;

•                  Amendment to the 2004 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance of restricted stock and upon exercise of options; and

•                  Ratification of the selection of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” the nominees for director, “FOR” authorization to increase the number of authorized shares of common stock, “FOR” the amendment and restatement of the Plan, and “FOR” ratification of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

How many votes do I have?

Each share of our common stock that you own entitles you to one (1) vote on each proposal. Each share of Series B Preferred Stock and each share of Series C Preferred Stock that you own entitles you to one thousand (1,000) votes on each proposal.  The proxy card indicates the number of shares of our common stock and/or Series B and Series C Preferred Stock that you own.

How many shares of stock are outstanding?

As of September 27, 2006, there were 70,227,406 shares of our common stock outstanding and 2,744 shares of Series B Preferred Stock and 417 shares of Series C Preferred Stock outstanding. For the purposes of this meeting, the 3,161 aggregate shares of preferred stock will be entitled to cast 3,161,000 votes for each proposal to be considered at the annual meeting.

How do I vote by proxy?

Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided.  Returning the proxy card will not affect your right to vote in person at the meeting.

If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•                  “FOR” the election of the nominees for director;

•                  “FOR” the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock;

•                  “FOR” the amendment to the 2004 Incentive Stock Plan increasing the number of shares of common stock available for issuance of restricted stock and upon exercise of options;

•                  “FOR” ratification of the selection of Burr, Pilger & Mayer, LLP as Focus’ independent registered public accounting firm; and

•                  At the discretion of the proxy holder as to any other matter that may properly come before the meeting, including any vote to adjourn the meeting, and as to any matter at a properly re-convened meeting following adjournment or postponement. At the time this proxy statement went to press, we knew of no other matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

•                  You file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the Corporate Secretary of Focus prior to the meeting; or

•                  You attend the meeting and vote in person.

Your presence at the meeting will not revoke your proxy unless and until you present proper documentation and vote in person. However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

How will Focus executive officers and directors vote?

On the record date of September 27, 2006, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 7,025,999 shares of our common stock, or approximately 9.6% of the outstanding shares of common stock, which includes 2,744 shares of Series B Preferred Stock and 417 shares of Series C Preferred Stock convertible into 3,161,000 shares of our common stock for purposes of voting at the annual meeting of stockholders.  We currently expect that such officers and directors will vote all of their shares in favor of each of the nominees for director and in favor of each of the proposals to be voted on at the annual meeting of stockholders.

What are the costs of solicitation of proxies?

We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition, we have engaged Morrow & Co. to assist in the solicitation of proxies. We will pay Morrow & Co., approximately $7,500 for providing these services to us. In addition to solicitation by mail, Focus directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means.  These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation.  We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares.  We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.  In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Will there be any other matters considered at the annual meeting?

We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement.  If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting. If you vote against any proposal (other than a proposal regarding the election of directors or ratification of registered public accounting firms), your proxy will not vote in favor of any proposal to adjourn or postpone the meeting if such postponement or adjournment is for the purpose of soliciting additional proxies to approve the proposal that you voted against.

Can I view a list of stockholders?

The names of stockholders of record entitled to vote at the annual meeting will be available to stockholders entitled to vote at the annual meeting for ten days prior to the annual meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 1370 Dell Avenue, Campbell, California 95008, by contacting the Secretary of the Company at such offices.

EXECUTIVE OFFICERS AND DIRECTORS

Who are our executive officers and directors?

The following table sets forth certain information regarding our executive officers and directors as of August 25, 2006.

Name	Age	Position
N. William Jasper, Jr.	58	Chairman of the Board

Brett A. Moyer	48	Director, President and Chief Executive Officer

Carl E. Berg	69	Director

William B. Coldrick	64	Vice Chairman of the Board

Michael L. D’Addio	62	Director

Tommy Eng	48	Director

Sam Runco	58	Director

Michael F. Conway	42	Senior Vice President of Strategy and Business Development

Thomas M. Hamilton	57	Executive Vice President and General Manager of the Focus Semiconductor Group

Peter T. Mor	56	Senior Vice President of Engineering and Operations

Norman Schlomka	41	Senior Vice President of European Operations

Gary L. Williams	39	Secretary, Executive Vice President of Finance and Chief Financial Officer

What is the background of our executive officers and directors?

Directors

N. William Jasper, Jr. has served as Chairman of the Board of Directors since December 20, 2002. Mr. Jasper became a member of our Board of Directors on March 6, 2001, in connection with the Videonics acquisition. Mr. Jasper had previously served as a member of the Videonics Board of Directors since August 1993. Mr. Jasper is the President and Chief Executive Officer of Dolby Laboratories, Inc., (NYSE: DLB) a signal processing technology company located in San Francisco, California. He has been President since 1983 and serves on Dolby Laboratories’ Board of Directors. Mr. Jasper holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from the University of California, Berkeley. Mr. Jasper’s term expires in 2007. See also “Certain Relationships.”

Brett A. Moyer joined us in May 1997. On September 30, 2002 he assumed the role of President and Chief Executive Officer and became a member of our Board of Directors. From May 1997 to September 29, 2002, Mr. Moyer served as our Executive Vice President and Chief Operating Officer. From February 1986 to April 1997, Mr. Moyer worked at Zenith Electronics Corporation, Glenview, Illinois, where he had most recently been the Vice President and General Manager of Zenith’s Commercial Products Division.  Mr. Moyer has also served as Vice President of Sales Planning and Operations at Zenith where he was responsible for forecasting, customer service, distribution, MIS, and regional credit operations. Mr. Moyer has a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Masters of International Management with a concentration in finance and accounting from The American Graduate School of International Management (Thunderbird). Mr. Moyer’s term expires in 2008.

Carl E. Berg, a co-founder of Videonics, served on Videonics’ Board of Directors from June 1987 through its acquisition by Focus in January 2001.  In connection with the Videonics acquisition, Mr. Berg became one of our directors. Since 1997 Mr. Berg has been Chief Executive Officer and a director for Mission West Properties, (AMEX: MSW) a real estate investment company located in Cupertino, California. Mr. Berg is also a member of the Board of Directors of Valence Technology, Inc., (NasdaqCM: VLNC) a developer of advanced rechargeable battery technology and Monolithic System Technology Inc., (NasdaqGM: MOSY) a developer of memory technology for semiconductors. Mr. Berg holds a B.A. degree from the University of New Mexico. Mr. Berg’s term expires in 2007.  See also “Certain Relationships.”

William B. Coldrick has served as our Director since January 1993 and was our Executive Vice President from July 1994 to May 1995. Mr. Coldrick is currently a principal of Enterprise Development Partners, a consulting firm serving emerging growth companies that he founded in April 1998. From July 1996 to April 1998, Mr. Coldrick was Group Vice President and General Manager of Worldwide Field Operations for the Computer Systems

Division of Unisys Corp. From 1982 to 1992, Mr. Coldrick served with Apple Computer Inc. in several senior executive positions including Senior Vice President of Apple USA from 1990 to 1992. Prior to joining Apple Computer Inc., Mr. Coldrick held several sales and marketing management positions with Honeywell Inc. from 1968 to 1982. Mr. Coldrick holds a Bachelor of Science degree in Marketing from Iona College in New Rochelle, New York. Mr. Coldrick’s term expires at the annual meeting in 2006. He has been nominated for re-election.

Michael L. D’Addio joined us on January 16, 2001, in connection with our acquisition of Videonics Inc., and served as our President, Chief Executive Officer and Director until September 30, 2002 when he voluntarily resigned as President and Chief Executive Officer. Mr. D’Addio is currently the President of Arrha Incorporated, which is principally involved in management consulting to entrepreneurial technology companies. Mr. D’Addio served as President and Chief Executive Officer of Coaxsys, Inc., a network technology company located in Los Gatos, California from January 2003 to May 2006. Mr. D’Addio was a co-founder of Videonics, and had served as Chief Executive Officer and Chairman of the Board of Directors since Videonics’ inception in July 1986. In addition, Mr. D’Addio served as Videonics’ President from July 1986 until November 1997. From May 1979 through November 1985 he served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D’Addio holds an A.B. degree in Mathematics from Northeastern University. Mr. D’Addio’s term expires at the annual meeting in 2006. He has been nominated for re-election. See also “Certain Relationships.”

Tommy Eng has served as our Director since January 2004. Mr. Eng is a founding partner in Exa Ventures, a venture capital investment firm specializing in IT, semiconductor, communication, multimedia technology/services/content, software, and incubation of early stage technology companies where he as been a partner since October 2004. Prior to Exa Ventures, Mr. Eng was the founder of Tera Systems, a privately-held EDA company. At Tera Systems held various management positions, including President, CEO and Vice Chairman from 1996 to 2004. Mr. Eng has more than 20 years of management and entrepreneurial startup experience in software/hardware design, system/IC design, IP business, design services business, and Electronic Design Automation (EDA). Prior to Tera Systems, Mr. Eng held various executive and engineering positions at Mentor Graphics, Silicon Compiler Systems, and Bell Labs. Mr. Eng holds an M.S. in Electrical Engineering from the University of California, Berkeley. Mr. Eng also serves on the Board of Directors of Monolithic System Technology Inc., (NasdaqGM: MOSY) a developer of memory technology for semiconductors. Mr. Eng’s term expires in 2008.

Sam Runco has served as our Director since August 2004. Mr. Runco is the founder and chief executive officer of Runco International, incorporated in 1987, a world leader in high-end home theater, video display technology, located in Union City, California. Mr. Runco has more than 30 years of experience in the home theater industry, is a respected leader in the consumer video projection industry, and is credited by numerous publications with coining the term “Home Theater.” Mr. Runco plays a leadership role in the industry as a member of numerous organizations and associations. He is the recipient of CEDIA’s (Consumer Electronic Design and Installation Association) peer-selected Lifetime Achievement Award as well as Dealerscope’s Magazine Hall of Fame. He is also in his fourth term on the Board of Directors of the Consumer Electronics Association (CEA) and on the Board of the CEA Video Division. Mr. Runco’s term expires in 2008.

Non-Director Executive Officers

Michael F. Conway joined us in January 2001 in connection with our acquisition of Videonics Inc., and from January 2001 until March 2005 had served in several executive positions for marketing and sales. In March 2005 he assumed the role of Senior Vice President of Strategy and Business Development. Mr. Conway had served as Vice President of Marketing for Videonics since February 2000, and prior to that was the Director of Technical Marketing where he focused on Internet marketing and sales presence. Mr. Conway joined Videonics in May 1996 in connection with the acquisition of the start-up KUB Systems Inc., where he served in various management and engineering positions. From 1988 to 1993, Mr. Conway was a Product Engineer for Abekas Video Systems and from 1985 to 1987 was an Operations Engineer with WLEX-TV, an NBC affiliate in Lexington, Kentucky. Mr. Conway holds a B.S. in Electrical Engineering from the University of Kentucky.

Thomas M. Hamilton joined us in September 1996 and in July 2001 assumed the role of Executive Vice President and General Manager of the Focus Semiconductor Group. From September 1996 to July 2001, Mr. Hamilton served as Vice President of Engineering and our Chief Technical Officer. From 1992 to 1995, Mr. Hamilton was President, Chief Executive Officer and in 1995-1996 Vice President of Software Development and in 1996 CEO of TView, Inc., a company of which he was a co-founder and acquired by us. From 1985 to 1990,

Mr. Hamilton was Vice President of Engineering of TSSI. From 1973 to 1985, Mr. Hamilton held a variety of engineering and marketing management positions at Tektronix, Inc. Mr. Hamilton has a B.S. in Mathematics from Oregon State University.

Peter T. Mor joined us in February 2005 as our Senior Vice President of Engineering and Operations. Prior to joining Focus, Mr. Mor served as Vice President of Engineering for Sony Corporation’s VAIO notebook and desktop personal computers and peripherals from August 2000 to January 2005. At Sony Corporation, Mr. Mor was responsible for six departments, and over 100 hardware, software, and network engineers or consultants. Prior to Sony Corporation, Mr. Mor served as Vice President of Engineering and Operations for AMAX Engineering, and has served in managerial roles at Qume Corporation, Xerox Corporation, and Fujitsu Ltd. Mr. Mor holds a B.S. in Electrical Engineering from Cheng Kung University, Taiwan, and an M.S. in Computer Science from the University of Oregon.

Norman Schlomka has served as Managing Director of COMO Computer and Motion GmbH (“COMO”), our wholly owned European subsidiary, which develops and manufactures video editing and archiving solutions. He has served as our Senior Vice President of European Operations since February 2006. Mr. Schlomka joined us in February 2004 as Managing Director of COMO and Vice President of European Operations in connection with our COMO acquisition. Mr. Schlomka was a founder of COMO, and had served as Managing Director since COMO since its inception in 1990. Mr. Schlomka holds an Electrical Engineering degree from the University of Braunschweig, Germany.

Gary L. Williams has served as our Secretary, Executive Vice President of Finance and CFO since February 2005. Mr. Williams joined us as Secretary, Vice President of Finance and CFO in January 2001, in connection with the acquisition of Videonics Inc. Mr. Williams had served Videonics as Vice President of Finance, Chief Financial Officer and Secretary since February 1999. From February 1995 to January 1999, Mr. Williams served as Videonics’ Controller. From July 1994 to January 1995, he served as Controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public Accountant and has a Bachelors Degree in Business Administration, with an emphasis in Accounting from San Diego State University.

What are the responsibilities of our board of directors and committees?

Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to the General Corporation Law of the State of Delaware and our bylaws.  Members of the Board of Directors are kept informed of the company’s business through discussions with the Chairman of the Board, our  Chief Executive Officer and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. During the fiscal year ended December 31, 2005, the Board of Directors held a total of five meetings.  All of the persons except Mr. Jasper who were directors of Focus during the fiscal year ended December 31, 2005 attended at least seventy-five percent (75%) of the aggregate of (a) the total number of Board meetings and (b) the total number of meetings held by all committees of the Board on which they served during the fiscal year. Mr. Jasper’s international travel schedule precluded him from participating in three of the Board meetings.  However, Mr. Jasper did attend at least seventy-five percent of the audit committee meetings at which he serves as the financial expert.  In addition, the Board of Directors took action by unanimous written consent on two occasions in 2005.

The Board also has two standing committees: a Compensation Committee and an Audit Committee.

Compensation Committee

The Compensation Committee’s responsibilities are to make determinations with respect to salaries and bonuses payable to executive officers and to administer stock incentive plans. The Compensation Committee is currently comprised of Messrs. Berg, Coldrick and Runco. This Committee met one time during the fiscal year ended December 31, 2005 and took action by unanimous written consent on nine occasions in 2005.  See also “Report of Compensation Committee on Executive Compensation.”

Audit Committee

The Audit Committee of the Board is composed of three members and operates under a written charter adopted by the Board of Directors.  The responsibilities of the Audit Committee are contained in the Report of Audit Committee below. The Audit Committee currently consists of Messrs. Berg, Coldrick, and Jasper. All three members are “independent,” as defined by the Nasdaq current listing standards.  The Board has determined that Mr. Jasper qualifies as an audit committee financial expert as defined in Item 401(h)(1) of Regulation S-K and therefore meets the Nasdaq listing requirements for having related financial expertise.  During the fiscal year ended December 31, 2005, this Committee held four formal meetings. See also “Report of the Audit Committee”.

How does the Board select nominees for the Board?

We do not have a formal nominating committee. The Board of Directors believes that it is appropriate for Focus not to have a formal nominating committee in light of the active involvement of the independent directors of the Board in soliciting and evaluating potential nominees as directors.  The Board of Directors considers candidates for Board membership suggested by its members as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate.

Once the Board has identified a prospective nominee, it considers such relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and, if warranted, one or more independent members of the Board and others as appropriate, interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the majority of the independent members make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of such independent members.

How can stockholders nominate directors?

The procedures for nominating directors, other than by the Board of Directors itself, are set forth in Article I, Section 7 of our bylaws.  Generally, stockholders can nominate persons for election to the Board by giving notice not later than the close of business on the 60th day or not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and must include such information as required in the bylaws.  In the event next year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, stockholder nominees must be delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Focus.

Executive Sessions of the Board of Directors

We have adopted a policy whereby our independent directors will meet regularly in executive sessions at least twice a year in conjunction with regularly scheduled meetings of the Board of Directors. Independent directors include all directors who are independent as determined by the Board of Directors. The independent directors presently consist of all current Directors except Messrs. D’Addio and Moyer.

Independence of Board of Directors

Nasdaq requires that a majority of the Board of Directors be “independent” directors as defined in Nasdaq Rule 4200. We reviewed the independence of the Board of Directors and considered any transaction between each director or any member of his or her family and us. As a result of this review, the Board of Directors has determined that each of the members of the Board of Directors is independent under the Nasdaq definition of “independence”

for the Board except for Messrs. D’Addio and Moyer, who are not considered independent because of their current or past employment as executive officers of Focus or due to their business relationships with Focus.

How do stockholders communicate with the Board of Directors?

Stockholders and other parties interested in communicating directly with members of our Board of Directors individually or as a group may do so by writing to Chairman of the Board, Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008.  All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis. No irrelevant or inappropriate communications, such as advertisements, solicitations and hostile communications, will be forwarded to directors.  Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Does Focus have a policy on attending Annual Meetings?

We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. At our Annual Meeting of Stockholders on November 14, 2005, one of the seven directors then in office was in attendance.

Does Focus have a Code of Ethics?

We have adopted a Code of Conduct, which is applicable to all of our directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is posted on our website. We intend to file amendments to or waivers from our Code of Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on a Form 8-K with the SEC.

REPORT OF AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Focus filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report of the Audit Committee by reference.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Focus’ accounting functions and internal controls.  In addition, the Audit Committee reviews the quarterly and financial statements of Focus and any significant accounting issues affecting such statements.  Furthermore, the committee reviews the scope of the audit, and discusses any other audit-related matters, with our independent registered public accounting firm.

The Audit Committee acts under a written charter first adopted and approved by the Board of Directors on June 1, 2000 and subsequently amended.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as Focus’ independent registered public accounting firm.  Additionally, and as appropriate, the Audit Committee reviews and evaluates the independent registered public accounting firm’s performance, and discusses and consults with Focus’ management and the independent registered public accounting firm regarding the following:

•                                          The plan for, and the independent registered public accounting firm’s report on, each audit of Focus’ financial statements;

•                                          Focus’ financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•                                          Changes in Focus’ accounting practices, principles, controls or methodologies, or in Focus’ financial statements;

•                                          Significant developments in accounting rules; and

•                                          The adequacy of Focus’ internal accounting controls and financial accounting and auditing personnel.

In connection with these responsibilities, the members of the Board of Directors met with management and the independent registered public accounting firm to review and discuss the financial statements for the fiscal year ended December 31, 2005.  They also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and they discussed with the independent registered public accounting firm that firm’s independence and satisfied itself as to the independent registered public accounting firm’s independence.

Based upon the Board’s of Directors discussions with management and the independent registered public accounting firm, and review of the representations of management and the independent registered public accounting firm, it recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, to be filed with the SEC.

Management is responsible for Focus’ financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Focus’ independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Focus and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on Focus’ financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that Focus’ financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company’s financial statement has been carried out in accordance with generally accepted auditing standards or that our company’s independent registered public accounting firm are in fact “independent.”

THE AUDIT COMMITTEE
N. WILLIAM JASPER JR., CHAIR
CARL E. BERG
WILLIAM B. COLDRICK

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Did our directors and officers comply with their section 16(a) beneficial ownership reporting compliance requirements in 2005?

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our equity securities, to file reports of ownership and reports of changes in ownership of our common stock with the SEC.  The SEC requires officers, directors and greater than ten percent (10%) stockholders to furnish us with copies of all Section 16(a) forms they file.

To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our directors and officers have complied with the Section 16(a) filing requirements during the fiscal year ended December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Who owns more than 5% of our common stock and Series B and Series C Preferred Stock, and what is the beneficial ownership of our common stock and Series B and Series C Preferred Stock of our executive officers and directors?

The following table sets forth information, as of September 27, 2006, regarding the shares of our common stock beneficially owned by those Focus stockholders known by management to own beneficially more than five percent (5%) of our common stock, each of our directors, nominees, and named executive officers, as well as all directors and executive officers as a group.  Except as noted, we believe each person has sole voting and investment power with respect to the shares shown subject to applicable community property laws.

“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock. The percentage of beneficial ownership presented in the table includes shares issuable upon the exercise of stock options exercisable within 60 days of September 27, 2006 and shares issuable on conversion of our outstanding preferred stock. Shares of common stock issuable upon exercise of stock options exercisable within 60 days of that date or upon conversion of our preferred stock are deemed outstanding for computing the ownership percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Mr. Carl Berg, a director, owns 100% of our outstanding preferred stock.

Name	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership (1)

Brett A. Moyer (2)	942,573	1.3%
Carl E. Berg (3)	5,667,934	7.7%
William B. Coldrick (4)	331,536	*
Michael L. D’Addio (5)	826,043	1.2%
Tommy Eng (6)	126,111	*
N. William Jasper, Jr. (7)	282,751	*
Sam Runco (8)	115,000	*
Michael F. Conway (9)	124,685	*
Thomas M. Hamilton (10)	464,454	*
Peter T. Mor (11)	102,084	*
Norman Schlomka (12)	115,075	*
Gary L. Williams (13)	373,484	*
033 Asset Management, LLC (14)	6,343,662	9.0%
Paul Roiff (15)	6,461,114	9.2%
All executive officers and directors as a group (12 persons) (16)	9,471,730	12.5%

*      Less than 1% of the outstanding common stock.

(1)     Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(2)     Includes 222,600 shares of common stock held directly by Mr. Moyer. Includes 628,744 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 91,229 shares of restricted stock, which are not yet vested but are authorized to vote.

(3)     Includes 2,280,693 shares of common stock held directly by Mr. Berg and 3,161 shares of preferred stock held directly by Mr. Berg, which are convertible into 3,161,000 shares of our common stock. Includes 73,741 shares issuable pursuant to outstanding stock options and 100,000 shares that are issuable pursuant to warrants that are exercisable at September 27, 2006, or within 60 days thereafter and 52,500 shares of restricted stock, which are not yet vested but are authorized to vote. Mr. Berg’s address is 10050 Bandley Dr., Cupertino, California 95014.

(4)     Includes 104,869 shares of common stock held directly or indirectly by Mr. Coldrick. Includes 174,167 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 52,500 shares of restricted stock, which are not yet vested but are authorized to vote.

(5)     Includes 424,932 shares of common stock held directly or indirectly by Mr. D’Addio. Includes 366,111 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 35,000 shares of restricted stock, which are not yet vested but are authorized to vote.

(6)     Includes 5,000 shares of common stock held directly or indirectly by Mr. Eng. Includes 86,111 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 35,000 shares of restricted stock, which are not yet vested but are authorized to vote.

(7)     Includes 136,500 shares of common stock held directly or indirectly by Mr. Jasper. Includes 93,751 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 52,500 shares of restricted stock, which are not yet vested but are authorized to vote.

(8)     Includes 5,000 shares of common stock held directly or indirectly by Mr. Runco. Includes 75,000 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 35,000 shares of restricted stock, which are not yet vested but are authorized to vote.

(9)     Includes 97,820 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 26,865 shares of restricted stock, which are not yet vested but are authorized to vote.

(10)   Includes 131,000 shares of common stock held directly by Mr. Hamilton. Includes 295,843 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 37,611 shares of restricted stock, which are not yet vested but are authorized to vote..

(11)   Includes 102,084 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter.

(12)   Includes 42,097 shares of common stock held directly by Mr. Schlomka. Includes 51,486 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 21,492 shares of restricted stock, which are not yet vested but are authorized to vote.

(13)   Includes 8,750 shares of common stock held directly by Mr. Williams. Includes 300,873 shares issuable pursuant to outstanding stock options that are exercisable at September 27, 2006, or within 60 days thereafter and 63,861 shares of restricted stock, which are not yet vested but are authorized to vote.

(14)   Based on a Schedule 13G/A filed on February 14, 2006 by 033 Asset Management, LLC, located at 125 High Street, Suite 1405, Boston, Massachusetts  02110.  033 Asset Management is the investment manager for (i) 033 Growth Partners I, L.P., (ii) 033 Growth Partners II, L.P., and (iii) 033 Growth International Fund, Ltd. (each a “Fund,” together, the “Funds”). No Fund individually owns more than 5% of our common stock according to the 13G/A.

(15)   Includes 160,714 shares that are issuable pursuant to warrants that are exercisable at September 27, 2006, or within 60 days thereafter held by Paul Roiff, whose address is 301 Columbus Ave. 2nd Floor, Boston, Massachusetts 02110.

(16)   Includes 2,445,731 shares issuable pursuant to options and warrants to purchase common stock exercisable at September 27, 2006, or within 60 days thereafter and 503,558 shares of restricted stock.

EXECUTIVE AND DIRECTOR COMPENSATION

How do we compensate our directors?

Non-employee directors are reimbursed for out of pocket expenses incurred in attending the meetings. No director who is an employee receives separate compensation for services rendered as a director; however, directors are eligible to participate in our stock incentive plans. During the year ended December 31, 2005, we granted 30,000 shares of restricted stock to Messrs. Berg, Coldrick and Jasper, who each served as members of our Audit Committee and 20,000 shares of restricted stock to Messrs. D’Addio, Eng and Runco. These shares of restricted stock vest in equal annual installments over a four-year period.

How do we compensate our executive officers?

The following table summarizes the compensation we paid or accrued for services rendered for the years ended December 31, 2005, 2004 and 2003, to our Chief Executive Officer and each of the other most highly compensated executive officers who earned more than $100,000 in salary and bonus for the year ended December 31, 2005.

Summary Compensation Table

					Long-Term Compensation(3)
						Restricted
	Annual Compensation(1)(2)					Stock		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	Awards ($)		Compensation

Brett A. Moyer	2005	$304,114	$77,500			$57,500	(6)	$5,127
President & Chief	2004	$265,039	$27,900		85,316	—		$317
Executive Officer	2003	$206,847	$25,241		202,239	—		$10,008	(8)

Michael F. Conway	2005	$161,868	$20,007	(5)	50,000	—		$3,437	(7)
Senior Vice President of	2004	$154,212	$5,000		25,000	—		$1,100	(7)
Strategy and Business Development	2003	$139,154	$—		20,896	—		$400	(7)

Thomas M. Hamilton	2005	$185,000	$—		—	—		$—
Executive Vice President and	2004	$181,154	$25,407		287,722	—		$—
General Manager, Semiconductor Group	2003	$163,077	$34,789		36,567	—		$—

Peter T. Mor (4)	2005	$180,000	$—		175,000	—		$3,600	(7)
Senior Vice President of Engineering and Operations

Gary L. Williams	2005	$201,462	$46,000			$40,250	(6)	$4,029	(7)
Secretary, Executive Vice	2004	$183,654	$11,470		50,000	—		$1,370	(7)
President of Finance and Chief Financial Officer	2003	$167,885	$19,200		36,567	—		$400	(7)

(1)     Includes salary and bonus payments earned by the named officers in the year indicated, for services rendered in such year, which were paid in the following year.

(2)     Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(3)     Long-term compensation table reflects the quantity of non-qualified options, incentive stock options and dollar value of restricted stock granted to the named persons in each of the periods indicated.

(4)     Mr. Mor assumed the role of Senior Vice-President of Engineering and Operations on February 2, 2005.

(5)     Includes compensation of $10,007 based on sales commissions.

(6)     The value stated represents the number of shares of restricted stock granted of 50,000 and 35,000 for Messrs Moyer and Williams, respectively, multiplied by the closing price of Focus common stock on the date of grant of $1.15 per share. These grants of restricted stock vest 25% on each of the annual anniversaries from the grant date of February 24, 2005. The grant recipients are entitled to any dividends paid during the vesting period. At December 31, 2005, the value of the restricted stock awards to Messrs. Moyer and Williams was $31,000 and $22,000, respectively.

(7)     Company discretionary 401(k) contribution.

(8)     Remaining relocation expenses paid by the Company for Mr. Moyer’s 2002 calendar year relocation from Massachusetts to California ($9,608) and Company 401(k) contribution ($400).

Stock Option Plans

We maintain various qualified and non-qualified stock incentive plans for our employees, officers and directors.  The purpose of our stock incentive plans is to provide incentives to employees, directors and consultants who are in positions to make significant contributions to our business. As of September 27, 2006, 472,713 shares of common stock remained available for grant under the plans.

On August 31, 2006, the Board of Directors of Focus adopted an amendment to the 2004 Incentive Stock Plan, subject to approval by Focus stockholders.  For a discussion of the 2004 Plan and its proposed amendment, see “Proposal 3 — Approval of the Amendment to the 2004 Incentive Stock Plan.”

Option Grants in 2005

The following tables sets forth certain information with respect to options to purchase shares of our common stock as of and for the year ended December 31, 2005 granted to the executive officers identified in our summary compensation table.

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees	Exercise Or Base Price ($/per		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	(#)	in 2005 (1)	Share)	Exp. Date	5%	10%

Michael F. Conway	50,000	6%	$1.05	2/16/2015	$33,016	$83,671
Peter T. Mor	175,000	21%	$1.05	2/16/2015	$115,559	$292,850

(1)   Focus granted options to purchase a total of 819,753 shares of common stock to employees and directors in 2005.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

The following table sets forth information concerning options exercised during fiscal year 2005 and the value of unexercised options as of December 31, 2005 held by the executives named in the Summary Compensation Table above.

					Value of Unexercised
	Shares		Number of Securities		In-the-Money
	Acquired	Value	Underlying Unexercised		Options at
	on Exercise	Realized	Options at Year-End		Year-End (1)
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Brett A. Moyer	—	—	762,240	45,315	$9,775	—
Michael F. Conway	—	—	70,841	52,673	$181	—
Thomas M. Hamilton	—	—	408,318	135,971	$7,188	—
Peter T. Mor	—	—	48,612	126,388	—	—
Gary L. Williams	—	—	278,486	32,109	$6,363	—

(1)     Value is based on the difference between option exercise price and the closing price as quoted on The Nasdaq Capital Market at the close of trading on December 31, 2005 ($0.62) multiplied by the number of shares underlying the option.

Existing Equity Compensation Plan Information

At September 27, 2006 Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted - average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,514,772	$1.13	472,713

(1) Focus does not maintain any equity compensation plans that were not submitted to, and approved by, its stockholders.

Employment Agreements

Brett Moyer is party to an employment contract with us effective September 30, 2002.  Pursuant to this employment contract, Mr. Moyer serves as our Chief Executive Officer and President at a current annual salary of $326,025. In connection with his employment agreement, Mr. Moyer was granted an aggregate total of 500,000 options to purchase shares of common stock at prices of $0.75 and $1.15 per share in August 2002 and March 2003, respectively, the then fair market values of our common stock.  The options vested over a three-year period at 2.77% per month and are now fully vested. This employment contract provides for payment of 12 months of salary and accelerated vesting of all options held by Mr. Moyer so as to be immediately exercisable if Mr. Moyer is terminated “without cause,” as defined in the employment contract.  The employment contract provides for incentive bonuses as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with our policies.  Additionally, vesting of certain of Mr. Moyer’s options would accelerate so as to be immediately exercisable in the event of a “change in control,” as defined in the respective option plan/grant.  Mr. Moyer’s employment contract with us automatically renews for successive one-year terms, unless terminated by either party 30 days prior to the end of the then current term.

Michael Conway is party to an employment contract with us effective February 24, 2005.  Pursuant to this employment contract, Mr. Conway serves as our Senior Vice President of Strategy and Business Development at a current annual salary of $171,518. Mr. Conway’s contract automatically renews for one-year terms unless terminated by either party 30 days prior to the end of the then current term.  This employment contract provides for payment of six months of salary and accelerated vesting of all options held by Mr. Conway so as to be immediately exercisable if Mr. Conway is terminated either “without cause” or in the event of a “change in control,” as defined in the employment contract during the term of the contract.  Mr. Conway’s employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Thomas Hamilton is party to an employment contract with us effective October 17, 1996, as amended to date, which renews automatically for one-year terms, unless terminated by either party 30 days prior to the end of the then current term.  Pursuant to this employment contract, Mr. Hamilton serves as the General Manager and Executive Vice President of our Semiconductor Group, at a current salary of $185,000.  This employment contract provides for payment of 12 months of salary and accelerated vesting of all options held by Mr. Hamilton so as to be immediately exercisable if Mr. Hamilton is terminated without cause during the term of the contract.  Additionally, vesting of certain of Mr. Hamilton’s options would accelerate so as to be immediately exercisable in the event of a “change in control,” as defined in the respective option plan/grant.  Mr. Hamilton’s employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Peter Mor is party to an employment contract with us effective February 24, 2005.  Pursuant to this employment contract, Mr. Mor serves as our Senior Vice President of Engineering and Operations at a current annual salary of $210,000.  Mr. Mor’s contract automatically renews for one-year terms unless terminated by either party 30 days prior to the end of the then current term. This employment contract requires payment of six months of salary and accelerated vesting of all options held by Mr. Mor so as to be immediately exercisable if Mr. Mor is terminated either “without cause” or in the event of a “change in control,” as defined in the employment contract during the term of the contract.  Mr. Mor’s  employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Norman Schlomka is party to an employment contract with us effective January 1, 2006.  Pursuant to this employment contract, Mr. Schlomka serves as Managing Director of COMO and Senior Vice President of European Operations at a current annual salary of $104,550.  Mr. Schlomka’s contract is for two years and automatically renews thereafter for a one-year term unless terminated by either party 90 days prior to the end of the then current term.  This employment contract requires payment of three months of salary if Mr. Schlomka is terminated without cause. Additionally, if COMO invokes a non-compete clause included within Mr. Schlomka’s employment contract, Mr. Schlomka would be, for a period of one year, prohibited from competing with COMO and COMO would be required to pay Mr. Schlomka compensation equal to 50% of Mr. Schlomka’s average annual income over the previous 12 months.   Mr. Schlomka’s employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including use of a company car and health and disability insurance.

Gary Williams is party to an employment contract with us effective May 28, 2004.  Pursuant to this employment contract, Mr. Williams serves as our Executive Vice President of Finance and Chief Financial Officer at a current annual salary of $215,250.  Mr. Williams’ contract automatically renews for a one-year term unless terminated by either party 90 days prior to the end of the then current term. This employment contract provides for payment of 12 months of salary and accelerated vesting of all options held by Mr. Williams so as to be immediately exercisable if Mr. Williams is terminated either “without cause” or in the event of a “change in control,” as defined in the employment contract during the term of the contract.  Mr. Williams’ employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Compensation Committee Interlocks and Insider Participation

During Focus’ last completed fiscal year ended December 31, 2005, none of our executive officers served on the board of directors or on the compensation committee of any other publicly traded company which had an executive officer who served on the Compensation Committee or the board of directors of Focus.  In Focus’ last completed fiscal year, none of our executive officers has served on the board of directors (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Focus. For information about Mr. Berg’s relationships with us, see “Certain Relationships”.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”) that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report and the Stock Performance Graph that follows shall not be deemed to constitute soliciting material and should not be deemed to be incorporated by reference into any such filing.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Membership and Role of the Compensation Committee

The Compensation Committee consists of the following non-employee members of our Board of Directors:  Messrs. Berg, Coldrick and Runco. The Compensation Committee reviews and determines our executive compensation objectives and policies, administers our stock plans, grants stock options, and monitors and oversees the career development of our executive management pool. The Compensation Committee helps us to attract, develop and retain talented executive personnel in a competitive market.

Executive Compensation Program

Objectives

The objectives of our executive compensation program are to:

•      Attract and retain highly talented and productive executives;

•      Provide incentives for superior performance; and

•      Align the interests of executive officers with our stockholders’ interests by basing a significant portion of compensation upon our revenues, profits before taxes, stock price and other measures of performance.

Components

Our executive compensation program generally combines the following three components: base salary; annual bonus; and long-term incentive compensation, which historically has consisted of stock option grants and, more recently, restricted stock grants.

Base salary. The Compensation Committee annually reviews the salaries of our executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers (a) competitive market conditions for executive compensation, (b) our performance and (c) the individual’s performance.

The measures of individual performance considered in setting fiscal year 2005 salaries included, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors, such as the Company’s historical and recent financial performance in the principal area of responsibility of the executive, the individual’s progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to our success. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual executives. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

Annual bonus. Our cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when objectives are met. The executive bonus payments for Messrs. Moyer, Hamilton and Williams were based upon the Company’s performance and the Company’s attainment of certain strategic goals including completion of certain milestones with our Ultra Wideband (“UWB”) technology currently under development at our semiconductor group, revenue growth and cash management.

Long-term incentive compensation. We believe that option grants (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in our success, and (3) help retain key executives in a competitive market for executive talent. We do, however, monitor general corporate and industry trends and practices and may in the future, for competitive or other reasons, use other equity incentive vehicles, such as restricted stock awards in place of, or in combination with, stock options. For fiscal year 2006 to date, we have continued our stock incentive program, granting an aggregate of 155,816 shares of restricted stock to the named executive officers.

Our stock option plans authorize the Compensation Committee to grant restricted stock and options to directors, executives and employees. Grants are made from time to time to executives whose contributions have or will have a significant impact on our long-term performance. Generally, options granted to executives vest in equal monthly installments over a period of three to four years and expire five to ten years from the date of grant. Restricted stock granted to executives vest in equal yearly installments over a period of four years from the date of grant.

Compensation of the Chief Executive Officer. The Chief Executive Officer’s compensation plan for fiscal years 2003 through 2005 consisted primarily of base salary, bonuses and option or restricted stock grants. In determining the compensation paid to Brett A. Moyer, the Committee utilized each of the components described above for executive officers. In this regard, the Committee established Mr. Moyer’s salary level for 2005 based on other Chief Executives Officers’ salaries for similarly sized companies, its evaluation of not only our financial performance, but also on the Committee’s evaluation of Mr. Moyer’s potential strategic and leadership abilities in planning for and leading us during fiscal 2005. The Committee granted restricted stock to Mr. Moyer in 2005 as a motivation for future performance. While the compensation for Mr. Moyer was based on our performance, it was not tied to specific performance objectives.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally limits to $1 million the deductibility of compensation paid by a public company to any employee who on the last day of the year is the CEO or one of the four other most highly compensated officers. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Compensation Committee considers the impact of this rule when developing and implementing its executive compensation programs. While Focus’ stock incentive plans are designed so that compensation paid under them can qualify for an exemption from the limitation on deductible compensation, the Compensation Committee believes that it is important to preserve flexibility in administering compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and amounts paid under any of Focus’ compensation programs may be determined not to so qualify.

Submitted by:

Carl E. Berg
William B. Coldrick
Sam Runco

COMPANY STOCK PRICE PERFORMANCE GRAPH

The graph below compares the five-year cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq US Market Index and the Nasdaq Electronic Components Index for the last five fiscal years ended December 31, 2005, assuming an investment of $100 at the beginning of that five-year period and the reinvestment of any dividends. No dividends were declared or paid by Focus during the five-year period.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

CERTAIN RELATIONSHIPS

What relationships exist between Focus and its directors and officers and entities with which any director or officer is affiliated?  What is the nature of those relationships?

Carl Berg

In December 2002, Mr. Carl Berg, a director of Focus, provided Samsung Semiconductor Inc., our contracted ASIC manufacturer, with a personal guarantee to secure our working capital requirements for ASIC purchase order fulfillment.  Mr. Berg agreed to provide the personal guarantee on our behalf in exchange for an interest in substantially all Focus’ assets.  At June 30, 2006, Focus owed Samsung $277,000 under net 30 day terms.

In November 2004, we secured a line of credit of up to $4.0 million from Greater Bay Bank under which we can borrow up to 90% of our eligible outstanding accounts receivable.  This line of credit is supported by a personal guarantee from Mr. Berg. In connection with this line of credit, the bank obtained a priority security interest in our accounts receivable to which Mr. Berg subordinated his interest. Mr. Berg maintained his security interest in all our assets, subject to the bank’s priority lien on accounts receivable.

On June 28, 2005, we signed a term loan agreement with Greater Bay Bank under which we can borrow up to $2.5 million.  Mr. Berg personally guaranteed the term loan. In connection with Mr. Berg’s extension of his personal guarantee, we renewed Mr. Berg’s security interest in our assets, except for our accounts receivable, which Mr. Berg has subordinated to Greater Bay Bank, and issued to Mr. Berg a warrant to purchase 100,000 shares of our common stock at an exercise price of $0.81 per share, which expires on June 28, 2009. The warrant was valued at $42,000 using the Black-Scholes option-pricing model.

In connection with the $10 million convertible note financing completed in January 2006, we entered into an amendment to the intercreditor agreement by and among Greater Bay Bank, Mr. Berg and Focus, pursuant to which Greater Bay Bank, Mr. Berg and the holders of the convertible notes issued in the $10 million financing defined their relative rights and priorities with respect to the shared collateral pledged by Focus, with Greater Bay Bank having a first priority security interest in certain specified collateral of Focus and the intercreditor agreement specifying the shared interests of the noteholders and Mr. Berg in the collateral (all of Focus’ assets) securing their respective notes and Mr. Berg’s guaranty of Focus’ obligations to Greater Bay Bank, subject to the priority security interest of Greater Bay Bank.

Michael D’Addio

Messrs. Mark D’Addio and Michael D’Addio Jr., sons of director Michael D’Addio, are employed by Focus as Vice President of World Wide Sales and Director of Test and Documentation, respectively.  For the year ended December 31, 2005, Mark D’Addio’s total compensation including commission and bonus was $147,229 and Michael D’Addio Jr.’s total compensation was $135,200.  Neither is an executive officer of Focus.

N. William Jasper Jr.

N. William Jasper Jr., who is the Chairman of Focus’ Board of Directors, is also the President and Chief Executive Officer of Dolby Laboratories, Inc. (“Dolby”), a signal processing technology company located in San Francisco, California.  Focus is required to submit quarterly royalty payments to Dolby based on Dolby technology incorporated into certain products assumed in the acquisition of Visual Circuits in May 2004.  For the year ended December 31, 2005, Focus paid Dolby total royalties of $21,000.

General

All material affiliate transactions and loans between our officers, directors, principal stockholders or other affiliates and us are made or entered into on terms that are no less favorable to such individuals than would be obtained from, or given to, unaffiliated third parties and are approved by a majority of the board of directors who do not have an interest in the transactions and who have access, at our expense to our counsel or independent legal counsel.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors of Focus shall be determined by resolution of the Board of Directors but in no event shall be less than three.  The number of directors is currently set at seven (7).

The Board of Directors recommends the election as directors the nominees listed below, to hold office for the terms indicated and until their successors are elected and qualified or until their earlier death, resignation or removal. Messrs. Coldrick and D’Addio are being nominated for three-year terms. The person named as “Proxy” on the enclosed proxy card will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies.  If at the time of the Annual Meeting of Stockholders one or more of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Our full Board of Directors acts as the nominating committee.  A stockholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of Focus in accordance with Section 7.A. of Focus’ Bylaws.  See “How can stockholders nominate directors?” Nominations for this year’s meeting were due September 15, 2006, 60 days prior to the first anniversary of our 2005 annual meeting which was held on November 14, 2005.

The following sets forth the name and age as of August 25, 2006 of each nominee for director and the term he has been nominated to serve:

Name	Age	Term to Expire
William B. Coldrick	64	2009
Michael L. D’Addio	62	2009

The following directors are continuing in office pursuant to their terms as indicated and are not up for election this year:

Name	Age	Term to Expire
N. William Jasper	58	2007
Carl E. Berg	69	2007
Tommy Eng	48	2008
Brett A. Moyer	48	2008
Sam Runco	58	2008

There is no family relationship between any director or executive officer of Focus. For a complete discussion of the background of the nominees for director and continuing directors, see “What is the background of our executive officers and directors?” on page 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

PROPOSAL 2:

AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE IN THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

The Proposal

The Focus Board of Directors has approved and recommends that you vote to amend the Focus Certificate of Incorporation to increase the number of authorized shares of common stock, $ 0.01 par value per share, from 100,000,000 to 150,000,000 shares. The text of the proposed amendment will be substantially as set forth in Attachment A to this proxy statement.

Of the 100,000,000 shares of common stock that are currently authorized, 70,227,406 shares were issued and outstanding as of September 27, 2006, the record date for the Focus annual meeting. In addition, Focus has reserved 26,284,751 shares of common stock for issuance to holders of warrants and options and upon the conversion of preferred stock and outstanding convertible debt and for future issuances of convertible debt in lieu of cash interest payments due on outstanding convertible debt. Shares of Focus common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

The additional shares of common stock to be authorized by adoption of this proposal would have rights identical to the currently issued and outstanding shares of common stock.  Adoption of this proposal and the issuance of common stock would not affect the rights of the holders of currently issued and outstanding common stock, except for effects incidental to increasing the number of shares of common stock issued and outstanding, including possible dilution of the equity interests of existing stockholders or reduction of the proportionate voting power of existing stockholders.

If the proposed amendment is approved by the stockholders, the additional authorized common stock may be issued by us without any further action or approval by the stockholders. The purpose of the proposed amendment is to provide additional authorized shares of common stock for possible future financings, investment opportunities, acquisitions, employee benefit plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. As of September 27, 2006, taking into account shares reserved for issuance under existing convertible preferred stock, warrants, options and other commitments of Focus, our Board of Directors has the authority to issue approximately, 3,487,843 additional shares of common stock. If Focus does not increase the number of shares, its ability to undertake these types of transactions or distributions in the future will be significantly restricted. Except as set forth below, we have no specific plans or commitments at this time for the issuance of the additional authorized shares of common stock that would be added by the proposed amendment, but desires to position itself to do so if and when the need arises or market conditions otherwise warrant.

Current Common Stock Information	As of September 27, 2006
Authorized shares	100,000,000
Shares issued and outstanding	70,227,406
Shares reserved for issuance pursuant to outstanding options and warrants or conversion of preferred stock, outstanding debt and for future issuances of convertible debt in lieu of cash interest payments due on outstanding convertible debt	26,284,751
Shares currently available for issuance	3,487,843

Dilution

Since our stockholders do not have preemptive rights, any additional issuance of shares of common stock would dilute existing stockholders’ proportionate interest in the Company unless they chose to purchase such shares in proportion to their current ownership.

Anti-Takeover Effect

The issuance of additional shares of common stock could, under certain circumstances, have an anti-takeover effect. For example, we could issue shares to dilute the equity ownership and corresponding voting power of a stockholder or group of stockholders who may oppose the policies or strategic plan of Focus’ existing management. Such additional shares could enable our Board of Directors to make it more difficult or discourage an attempt by another person or entity to obtain control of Focus. We have no present intention of issuing any of the additional authorized shares of common stock for such purposes.

Vote Required

Under Section 242 of the General Corporation Law of the State of Delaware, the affirmative vote of (i) a majority of the outstanding shares of common stock and preferred stock (voting on an as-converted to common stock basis), voting together as one class and (ii) a majority of the outstanding shares of common stock, voting as a separate class, present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the amendment to the Certificate of Incorporation, as amended, of Focus.  Please note, however, that brokers do not have discretionary authority to vote shares of common stock held in street name.  Therefore, the failure of beneficial owners of such shares to give voting instructions to brokers will result in a broker non-vote.  Broker non-votes, abstentions and the failure to vote will have the same effect as votes cast against approval of the proposal.

Recommendation

THE FOCUS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO FOCUS’ CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FOCUS COMMON STOCK FROM 100,000,000 TO 150,000,000.

PROPOSAL 3:

AMENDMENT OF OUR 2004 INCENTIVE STOCK PLAN TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 2,500,000 SHARES

Proposed Amendment

On August 31 2006, the Board of Directors of Focus adopted an amendment to Section 2 of the 2004 Incentive Stock Plan (the “Plan”) whereby the number of shares of common stock reserved for issuance as restricted stock or upon exercise of options granted under the Plan would be increased from 2,452,000 to 4,952,000.  This amendment is subject to approval of the stockholders of Focus.

The current Plan was approved by stockholders at our annual meeting of stockholders on August 6, 2004.  A copy of the 2004 Incentive Stock Plan, as amended, is attached as Appendix B. The amendment to the Plan is subject to the approval by the affirmative vote of holders of a majority of the votes cast at the annual meeting.

Reasons for the Proposed Amendment

The primary purpose of the proposed amendment to the Plan is to ensure that Focus will have a sufficient reserve of common stock available under the Plan to provide eligible employees, officers and directors of Focus with continuing opportunity to acquire a proprietary interest in Focus and to align their interests with Focus stockholders.  The amendment will permit the continuation of option and restricted stock awards, which provide long-term incentives to the Plan’s participants.  We believe the Plan helps us compete for, motivate and retain executives and other key employees.

Possible Dilutive Effects of the Plan

The common stock to be issued as restricted stock awards or upon the exercise of options awarded under the Plan may either be authorized but unissued shares of our common stock or shares of our common stock purchased in the open market. Since Focus stockholders do not have preemptive rights, to the extent that we fund the Plan, in whole or in part, with authorized but unissued shares, the interests of current stockholders will be diluted upon exercise of such options.

Description of the Plan

General. The purpose of the Plan is to promote the interests of Focus by providing an inducement to obtain and retain the services of qualified persons.

The Plan is administered by the Board of Directors of Focus. The Board of Directors, subject to the provisions of the Plan, has the power to interpret the Plan, to determine all questions there under, and to adopt and amend any rules and regulations for the administration of the Plan as it may deem desirable.

The number of shares proposed to be authorized for grant under this Plan is 4,952,000, subject to approval by the stockholders at our annual meeting.  Outstanding options or restricted stock awards under the Plan are be subject to adjustment for capital changes. If any options or restricted shares granted under the Plan are surrendered before exercise or lapse without exercise or are otherwise forfeited, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

Options. The exercise price per share of options granted under the Plan is 100% of the fair-market value of Focus’ common stock on the date of grant. The option exercise price is subject to adjustment to take into account various equity distributions, such as stock splits and stock dividends, and other changes in Focus’ capitalization.

The Plan requires that options granted thereunder will expire on the date that is up to ten (10) years from the date of grant.

Each option granted under the Plan first becomes exercisable upon time periods set by the Compensation Committee of our Board of Directors but in general, options granted to non-executive employees, vest at a rate of 8.33% of the total number of option shares every three months from grant date, and options granted to executive employees and board members vest at a rate of (2.77% of the total number of option shares every month from grant date.  Subject to the terms and conditions of the Plan, an option granted under the Plan shall be exercisable in whole or in part by giving written notice to Focus at its principal executive offices.  The notice must state the number of shares as to which the option is being exercised and must be accompanied by payment in full for such shares.  The vesting of options on each vesting date is conditioned on the optionee having continuously served as a member of the Focus Board of Directors or being employed by Focus through that date.

Such grants would generally be subject to the continued employment or board membership of the participant and, with respect to employees, may also be subject to performance criteria at our discretion. Performance criteria for awards under the Plan may include one or more of the following operating performance measures:

Earnings

Revenue

Operating or net cash flows

Financial return ratios

Total stockholder return

Market share

Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse. We may provide for a pro-rated attainment of the performance criteria or a pro-rated attainment of time-based restrictions. We may also provide for accelerated vesting upon the attainment of certain performance measures or other events.

If an optionee ceases to be a member of the Focus Board of Directors or an employee of Focus for any reason other than death, permanent disability, termination without cause or termination due to a change in control of Focus, then unexercised options granted to such optionee shall, to the extent not then vested, immediately terminate and become void, and any options which are then vested but have not been exercised may be exercised by the optionee for a period of ninety days thereafter. If an optionee ceases to be a member of the Focus Board of Directors or employee of Focus by reason of his or her permanent disability or death, any option granted to such optionee shall become fully vested and may be exercised by the optionee (or by the optionee’s personal representative, heir or legatee) within one year of such event.

Any option or restricted shares granted pursuant to the Plan are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options are exercisable during the optionee’s lifetime only by him or her.

Restricted Stock. In addition to options, the Plan provides that we can also grant shares of restricted stock  to participants. Such grants are subject to the continued employment of the participant and may also be subject to performance criteria at our discretion. Performance criteria for restricted stock awards under the Plan may include one or more of the following operating performance measures:

Earnings

Revenue

Operating or net cash flows

Financial return ratios

Total stockholder return

Market share

Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse. We may provide for a pro-rated attainment of the performance criteria or a pro-rated attainment of time-based restrictions.  Generally, restricted stock will not vest during a period less than one year following the date of an award unless the Compensation Committee determines otherwise.  During the restriction period, the participant is entitled to vote the shares and to receive dividends, if any are declared.

Furthermore, we can grant restricted shares to our directors in lieu of board fees. Currently, Board members do not receive cash compensation for board service.  See “How do we compensate our directors?”

Change in Control. In addition, executive officers are parties to certain agreements that provide for the acceleration of option vesting under certain circumstances upon a change in control as defined in those respective agreements. See “Executive and Director Compensation - Employment Agreements.” We may grant similar rights regarding options or restricted stock awards under this Plan.

Amendments/Termination

The Focus Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the Plan at any time, however, such action shall not affect options previously granted.

Awards Currently Granted under the 2004 Stock Incentive Plan

As of September 27, 2006, we have outstanding restricted stock awards totaling 482,066 shares and options to purchase 1,639,236 shares of common stock under the 2004 Plan since its adoption, leaving 251,734 shares reserved for future issuance of restricted stock or upon issuance of options.  The additional 2,500,000 shares that would be available if the amendment to the Plan is adopted would be available for future issuance as determined by the Compensation Committee.

Federal Income Tax Consequences of the 2004 Stock Incentive Plan

General. The following discussion summarizes certain federal income tax consequences for directors and officers of Focus receiving awards under the Plan and certain tax effects on Focus. However, the summary does not address every situation that may result in taxation. For example, it does not address the tax implications arising from an optionee’s death. Furthermore, there are likely to be federal self-employment tax and state income tax consequences, which are not discussed herein. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, are not applicable to the Plan.

Options.

•                  Options granted under the Plan will not qualify as “Incentive Stock Options” under Section 422 of the Code.

•                  A director or officer will not recognize any taxable income upon the grant of an option under the Plan, but will generally recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

•                  When a director or officer sells the common stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss equal to the difference between the amount realized upon sale of the stock and his or her basis in the stock (in the case of a cash exercise, the exercise price plus the amount, if any, taxed to the director or officer as compensation income as a result of his or her exercise of the option). If the director’s or officer’s holding period for the stock exceeds one year, the gain or loss will be long-term capital gain or loss.

No tax deduction will be allowed to Focus upon the grant of an option under the Plan. When a director or officer recognizes compensation income as a result of the exercise of an option under the Plan, Focus generally will be entitled to a corresponding deduction for income tax purposes.

Restricted Stock. Upon vesting of shares of restricted stock, those receiving a restricted stock grant will recognize ordinary income equal to the closing price of Focus common stock on the day of vesting and the par value of Focus’ common stock of $0.01, multiplied by the number of shares vesting. Focus will be entitled to a corresponding tax deduction. Subsequent sales of vested restricted stock by a person receiving restricted stock will result in short- or long-term capital gains/losses with no corresponding tax consequences for Focus.

Withholding Taxes. We generally will be entitled to withhold any required tax in connection with the exercise or payment of any award, and may require the participant to pay such tax as a condition to exercise an award.

Vote Required

Approval of the proposed amendment to the 2004 Incentive Stock Plan requires the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which there is a quorum.

THE FOCUS ENHANCEMENTS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF OUR 2004 STOCK INCENTIVE PLAN.

PROPOSAL 4:

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We expect to appoint Burr, Pilger & Mayer, LLP (“BPM”) as our independent registered public accounting firm for the year ending December 31, 2006. Burr, Pilger & Mayer, LLP has served as our independent public accountants since June 24, 2005. It is expected that representatives of Burr, Pilger & Mayer, LLP will be present at the meeting and will be available to respond to appropriate questions you may ask. Deloitte & Touche, LLP (“Deloitte”) served as our independent public accountants between May 3, 2001 and May 31, 2005.  Representatives of Deloitte will not be present at the meeting.

Fees

The following table sets forth the aggregate audit fees and non-audit related fees that Focus incurred for services provided by BPM and Deloitte during the years ended December 31, 2005 and 2004, respectively. The table lists audit fees, audit-related fees and all other fees. All services rendered by BPM and Deloitte during the years ended December 31, 2005 and 2004 were furnished at customary rates and terms.

	Years ended December 31,
(In thousands)	2005	2004

Audit fees (1)	$259	$364
Audit-related fees (2)	—	2
Tax fees (3)	—	1

Total	$259	$367

(1)                Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)                Represents fees for assurance services related to the review of proposed financing agreements and consultations regarding accounting for business combinations.

(3)                Represents fees for consultation on inter-company pricing.

On May 31, 2005, we were notified by Deloitte that Deloitte had resigned as our independent registered public accounting firm effective as of that date. The reports of Deloitte on our financial statements for the two most recent fiscal years ended December 31, 2004 and 2003 expressed an unqualified opinion and included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

During the year ended December 31, 2004 and thereafter through May 31, 2005, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports on our financial statements for such years.

During the year ended December 31, 2004 and thereafter through May 31, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

If you do not ratify the selection of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Focus and its stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Focus independent registered public accounting firm. In connection with these responsibilities, the Audit Committee adopted a policy for pre-approving the services and associated fees of Focus’ independent registered public accounting firm. Under this policy, the Audit Committee or if so delegated its chairperson or another member of the Audit Committee, must pre-approve all audit and audit related services. The policy also mandates that no engagements of the Focus independent registered public accounting firm for non-audit services may be entered into without the express approval of the Audit Committee or if so delegated its chairperson or another member of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 4.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in Focus’ Proxy Materials.  If you want a proposal to be included in our proxy statement and proxy for our Annual Meeting of Stockholders in 2007, we must receive such proposal by June 5, 2007 in a form that complies with applicable law and our bylaws. Proposals should be addressed to our Corporate Secretary and sent to our corporate office. If the date for our annual meeting in 2007 is changed by more than 30 days from the date of this year’s meeting, then a proposal must be received within a reasonable time before we begin to print and mail our proxy materials for 2007.  See “Where You Can Find More Information” below for our address.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.  For any other matter to be properly considered at our annual meeting, such proposal/matter must be submitted to our Corporate Secretary no later than the 60th day (September 18, 2007) nor earlier than the close of business on the 90th day prior to the first anniversary of this annual meeting.  In the event next year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, stockholder notices much be delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Focus. Notices of intention to present proposals at the 2006 annual meeting should be addressed to Secretary, Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008.  Focus reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board of Directors, no matters are to be brought before the meeting except as specified in this notice of the meeting.  If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

WHERE YOU CAN FIND MORE INFORMATION

Focus common stock is listed on the Nasdaq Capital Market under the symbol “FCSE.”  Focus files annual, quarterly and current reports with the SEC. Please call the SEC at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the SEC’s Internet website, at http://www.sec.gov. We have enclosed copies of our Annual Report on Form 10-K for the period ended December 31, 2005 and our Quarterly Report on Form 10-Q for the period ended June 30, 2006 with this proxy statement. If you would like another copy of our 2005 Annual Report on Form 10-K, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you upon request.  Expenses for copying and mailing the exhibits to you will be your responsibility.

You may obtain the above-mentioned documents, or additional copies of this document or any of the documents accompanying this proxy statement, by requesting them in writing or by telephone from the Corporate Secretary at the following addresses:

Corporate Secretary
Focus Enhancements, Inc.
1370 Dell Avenue
Campbell, California  95008
(408) 866-8300

If you would like to request documents from us, please do so at least five business days before the date of the annual meeting to receive them before the annual meeting. Alternatively, you can visit our website at www.focusinfo.com for such documents.

You should rely only on the information contained in or accompanying this document to vote your shares at the annual meeting.  We have not authorized anyone to provide you with information that is different from what is contained in or accompanies this document. This document is dated October 2, 2006. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and the mailing of this document does not create any implication to the contrary.

By Order of the Board of Directors

Gary L. Williams, Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
FOCUS ENHANCEMENTS,.INC.

FOCUS Enhancements, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY as follows:

FIRST:  The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Section 4 of the Certificate of Incorporation in its present form and substituting therefor new first and second paragraphs of Section 4 in the following form:

A.                                   The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares this corporation is authorized to issue is One Hundred Fifty Three Million (153,000,000) shares of capital stock.

B.                                     Of such authorized shares, One Hundred Fifty Million (150,000,000) shares shall be designated “Common Stock” and have a par value of $0.01 per share.  Of such authorized shares, Three Million (3,000,000) shares shall be designated “Preferred Stock” and have a par value of $0.01 per share.

SECOND:  The amendment of the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at an annual meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the Certificate of Amendment to be signed by Brett Moyer, its President, and attested to by Gary L. Williams, its Secretary, this                day of               , 2006.

FOCUS ENHANCEMENTS, INC.

By:
Brett Moyer
President

ATTEST:

Secretary

A-1

APPENDIX B

FOCUS ENHANCEMENTS, INC.
AMENDED 2004 STOCK INCENTIVE PLAN

1.             Purpose.  This Stock Incentive Plan, to be known as the 2004 Stock Incentive Plan (hereinafter, this “Plan”), is intended to promote the interests of Focus Enhancements, Inc. (hereinafter, the “Company”) by providing an inducement to obtain and retain the services of qualified persons to serve as employees of the Company or members of its Board of Directors (the “Board”).

2.             Available Shares.  The total number of shares of common stock, par value $0.01 per share, of the Company (the “common stock”) for which options or restricted stock may be granted under this Plan shall not exceed 4,952,000 shares, subject to adjustment in accordance with paragraph 2 of this Plan.  Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.  If any options or restricted stock granted under this Plan are surrendered or forfeited before exercise or lapse without exercise, in whole or in part, the shares reserved therefore shall continue to be available under this Plan.

In the event of any change in the outstanding shares of common stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to awards thereafter granted under the Plan; (iii) the number of shares of restricted stock that are outstanding; and (iv) the maximum number of shares or other securities with respect to which awards may thereafter be granted to any Participant in any Plan Year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of common stock available for distribution under the Plan as set forth in this Section 3. Such adjustments shall be conclusive and binding for all purposes of the Plan.

3.             Administration.  This Plan shall be administered by the by the Compensation Committee, which consists of two or more members of the Board, each of whom shall be both a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4.             Grant of Options or Restricted Shares / Eligibility.  Subject to the availability of shares under this Plan, the Committee may make grants of options and/or restricted shares to employees of the Company and/or members of the Board under this Plan from time to time in accordance with the terms of the Plan.

5.             Stockholder Approval.  Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all options or restricted stock hereunder is in all respect subject to this Plan and options or restricted stock granted under it shall be of no force and effect unless and until the approval of this Plan by the vote of the holders of a majority of the Company’s shares of common stock present in person or by proxy and entitled to vote at a meeting of stockholders at which this Plan is presented for approval.

6.             Options.  (a) Option Price.  The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted.  The option price will be subject to adjustment in accordance with the provisions of paragraph 2 of this Plan.  For purposes of establishing the exercise price and for all other valuation purposes under the Plan, the fair market value of a share of common stock on any relevant date will be the closing sales price of the common stock in the case where the common stock is traded on a national securities exchange, the NASDAQ Capital Market or NASDAQ National Market.  Alternatively, fair market value shall be determined by the average between the highest and lowest sales price quoted (on that date) by an established quotation service if the common stock is quoted on the over-the-counter bulletin board (the “OTCBB”).  If the common stock is not publicly traded on a national securities exchange, the Nasdaq Capital Market, Nasdaq National Market or OTCBB, “fair market value” shall be deemed to be the fair value of the common stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the common stock in private transactions negotiated at arm’s length.

(b)           Period of Option.  Unless sooner terminated in accordance with the provisions of paragraph 6(e) of this Plan, an option granted hereunder shall expire on the date that is ten (10) years after the date of grant of the option.

(c)           Vesting of Options and Non-Transferability of Options.  Options granted under this Plan shall not be exercisable until they become vested.  Options granted under this Plan shall vest in the optionee and thus become exercisable in accordance with the vesting schedule as determined by the Committee from time to time in a option grant letter, or upon the occurrence of a specified event or performance criteria (including certain performance criteria similar to that set forth in paragraph 7(b)(4)), provided, however, the optionee has continuously served as a member of the Board, as an employee of the Company, or in another advisory role to the Company.

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan; provided however, any option granted under this Plan shall in no event be exercised unless and until this Plan has been approved by the Company’s stockholders, but upon such approval the vesting shall become effective as of the date of the grant.

(d)           Non-transferability.  Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee’s lifetime only by him or her.

(e)           Termination of Option Rights.

(1)           Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be an employee of Company or a member of the Board, as the case may be, for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; except as set forth in paragraphs 6(b) and 6(c), any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board or an employee may be exercised, to the extent it is then vested by the optionee within ninety days after such event.

(2)           Notwithstanding the foregoing, in the event any optionee who is a member of the Board of Directors  (i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any portion of any Option granted to such optionee may be exercised, to the extent it is then vested by the optionee within one year after such event.

(3)           Notwithstanding anything to the contrary herein, in no event shall any option be exercised if the optionee is dismissed from employment or removed from the Board of Directors for any one of the following reasons:  (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or polices of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board of Directors).

(4)           In the event that an optionee ceases to be an employee of the Company or a member of the Board, as the case may be, by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee’s personal representative, heir or legatee, in the event of death) for a period of one year thereafter.

(f)            Exercise of Option.  Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Secretary of the Company by mail or in person addressed to FOCUS Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008, at its principal executive offices, or other such address as optionee may be informed from time to time, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.  Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determine in accordance with the provisions of paragraph 6 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise.  Notwithstanding the foregoing, the Committee shall have the authority, in their absolute discretion to settle options that are exercised by way of the “cashless exercise” method described in (c) of this paragraph 9 through an issuance of the “net shares,” where the term “net shares” is the number of shares that is equivalent in value to the fair market value of the underlying stock on the exercise date, as determined in accordance with the provisions of paragraph 5, less the exercise price.  The Company’s transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full.  The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

7.             Restricted Stock.  Restricted stock awards under the Plan shall consist of grants of shares of common stock of the Company subject to the terms and conditions hereinafter provided.

(a)           Grant of Awards.  The Committee shall (i) select the officers and key employees to whom restricted stock may from time to time be granted, (ii) determine the number of shares to be covered by each award granted, (iii) determine the issue price, (iv) determine the terms and conditions (not inconsistent with the Plan) of any award granted hereunder, and (v) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of awards under the Plan.  Restricted stock may be granted to Board members in lieu of Board fees.

(b)           Terms and Conditions of Awards.  Any restricted stock award granted under the Plan shall be evidenced by a Restricted Stock Agreement executed by the Company and the recipient, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(1)           Number of Shares Subject to an Award:  The Restricted Stock Agreement shall specify the number of shares of common stock subject to the Award.

(2)           Restriction Period:  The period of restriction applicable to each Award shall be established by the Committee but may not be less than one year, unless the Committee determines otherwise.  The Restriction Period applicable to each Award shall commence on the Award Date.

(3)           Consideration:  With respect to employees of the Company, each recipient, as consideration for the grant of an award, shall remain in the continuous employ of the Company for at least one year from the date of the granting of such award, or as otherwise determined by the Committee, and any shares covered by such an award shall lapse if the recipient does not remain in the continuous employ of the Company for at least one year from the date of the granting of the award, except as otherwise determined by the Committee.

(4)           Restriction Criteria:  The Committee shall establish the criteria upon which the Restriction Period shall be based.  Restrictions shall be based upon either or both of (i) the continued employment of the recipient or (ii) the attainment by the Company of one or more of the following measures of operating performance:

a. Earnings

b. Revenue

c. Operating or net cash flows

d. Financial return ratios

e. Total Stockholder Return

f. Market share

The Committee shall establish the specific targets for the selected criteria and, in its judgment, can select additional measures of performance.  These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.  These targets may be based upon the total Company, one or more business units of the Company or a defined business unit that the executive has responsibility for or influence over.  In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the Award or the extent to which a participant’s right to receive an Award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing.  The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(c)           Terms and Conditions of Restrictions and Forfeitures.  The shares of common stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(1)           During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan.

(2)           Except as provided in Section 7(c)(1), or as the Committee may otherwise determine, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock.

(3)           In the event of a participant’s retirement, death or disability prior to the end of the Restriction Period for a participant who has satisfied the one year employment requirement of Section 7(b)(3) with respect to an award prior to retirement, death or disability, or as otherwise determined by the Committee, the participant, or the participant’s estate, shall be entitled to receive that proportion (to the nearest whole share) of the number of shares subject to the Award granted as the number of months of the Restriction Period which have elapsed since the Award date to the date at which the participant’s retirement, death or disability occurs, bears to the total number of months in the Restriction Period.  The participant’s right to receive any remaining shares shall be canceled and forfeited and the shares will be deemed to be reacquired by the Company.

(4)           In the event of a participant’s retirement, death, disability or in cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time based restrictions with respect to all or part of such participant’s restricted stock.

(5)           Upon termination of employment for any reason during the Restriction Period, subject to the provisions of paragraph (3) above or in the event that the participant fails promptly to pay or make satisfactory arrangements as to the withholding taxes as provided in the following paragraph, all shares still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company.

(6)           A participant may, at any time prior to the expiration of the Restriction Period, waive all rights to receive all or some of the shares of a restricted stock Award by delivering to the Company a written notice of such waiver.

(7)           Notwithstanding the other provisions of this Section 7, the Committee may adopt rules that would permit a gift by a participant of restricted shares to members of the participant’s immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependants) or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(8)           Any attempt to dispose of restricted stock in a manner contrary to the restrictions shall be ineffective.

8.             Acceleration Upon Change in Control.  The Committee may, in its discretion, provide that unvested awards will accelerate upon the occurrence of a Change in Control.  The terms of such acceleration shall be specifically set out in an agreement upon the grant of an award or pursuant to an employment, severance or similar agreement.

“Change in Control” shall mean any of the following occurrences:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

9.             Legend on Certificates.  The certificates representing restricted shares or shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

10.           Representations of Optionee.  If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

11.           Agreement.  Each option or restricted stock award granted under the provisions of this Plan shall be evidenced by an agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the grantee to whom such award is granted.  The agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the committee and the officer executing it.

12.           Termination and Amendment of Plan.  Awards may no longer be granted under this Plan after May 27, 2014, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding.  The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that if stockholder approval of the Plan is required by law, the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which awards may be granted under this Plan (except by adjustment pursuant to Section 8), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

13.           Reorganization or Liquidation of the Company.  In the event of (a) the complete liquidation of the Company, (b) a merger, reorganization, or consolidation of the Company with any other corporation (other than a Subsidiary of the Company) in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the Company’s assets, any unvested restricted stock and unexercised options then outstanding shall be deemed canceled as of the effective date of such event unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the unvested restricted stock and unexercised options under the Plan or to issue substitute unvested restricted stock and options in place thereof.  Notwithstanding anything in this Plan or any option agreement to the contrary, the Company shall not be deemed to have been liquidated by reason of the merger or consolidation of the Company with or into a Subsidiary of the Company in a transaction in which the Company is not the surviving corporation.  The Company shall give each optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale.  Notwithstanding anything in this Plan or in any Stock Option Agreement to the contrary, (i) all Option exercises effected during the 30-day period prior to the effective date of any such merger, reorganization , consolidation or sale, shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (a) all exercises during the foregoing 30-day period shall cease to be effective ab initio and (b) the outstanding options shall be exercisable as otherwise determined under the applicable option agreement and without consideration of this paragraph 12 or the corresponding provisions of any option agreement.

14.           Withholding of Income Taxes.  The Company shall make appropriate provisions for the payment of any Federal, state or local taxes or any other charges that may be required by law to be withheld by reason of a grant or the issuance of shares of common stock pursuant to the Plan.  At the election of the optionee or restricted stockholder, the withholding obligation may be satisfied: (a) through payment in United States dollars in cash or check, (b) through the optionee’s or restricted stockholder’s surrender of shares of common stock that the optionee or restricted stockholder had owned for more than six (6) months prior to the date of such transfer, (c) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay any tax withholding resulting from such exercise, and (d) through the Company’s retention of shares of common stock which would otherwise be issued as a result of the exercise of the option or the award of the restricted stock.  Notwithstanding the foregoing, in the case where optionee elects tax withholding alternative (c), the Committee shall have the authority, in their absolute discretion to satisfy the employer tax withholding holding through the Company’s retention of shares of common stock which would otherwise be issued as a result of the exercise of the option.

15.           Compliance with Regulations.  It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof.  If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

16.           Governing Law.  The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Approved by Board of Directors of the Company, as amended: August 31, 2006.

FOCUS ENHANCEMENTS, INC.

1370 Dell Avenue

Campbell, California 95008

PROXY

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 17, 2006

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Focus Enhancements, Inc., a Delaware corporation  (the “Corporation”), or its designee, proxy of the undersigned, with full power of substitution, to vote all of the shares of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Friday, November 17, 2006 at 1370 Dell Avenue, Campbell, California 95008, at 2:00 p.m., local time, and at any adjournment or postponement thereof as follows:

1.             ELECTION OF DIRECTORS FOR THE TERMS INDICATED

FOR election of the nominee listed below	WITHHOLD AUTHORITY to vote for the nominee	Nominee:

[ ]	[ ]	William B. Coldrick (term to expire in 2009)
[ ]	[ ]	Michael L. D’Addio (term to expire in 2009)

2.             Proposal to amend the Focus Enhancements, Inc. Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.             Proposal to amend the Focus Enhancements, Inc. 2004 Stock Incentive Plan to increase the number of available shares of common stock reserved for issuance of restricted stock and upon exercise of options from 2,452,000 to 4,952,000.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4.             Ratification of the selection of Burr, Pilger and Mayer, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2006.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

5.             In its discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2, 3 AND 4.

The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated October 2, 2006, an Annual Report on Form 10-K for the year ended December 31, 2005 and a Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Dated:	, 2006	[ ] Please check here if you plan to
attend the Annual Meeting
Number attending

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.